Assured Guaranty Ltd. Reports Results for Third Quarter 2015

•
Net income was $129 million, or $0.88 per share, for third quarter 2015, compared with $355 million, or $2.09 per share, for third quarter 2014. Net income was $627 million, or $4.13 per share, for nine months 2015, compared with $556 million, or $3.13 per share, for nine months 2014.

•
Operating income[1] was $164 million, or $1.12 per share, for third quarter 2015, compared with $177 million, or $1.05 per share, for third quarter 2014. Operating income was $582 million, or $3.84 per share for nine months 2015, compared with $410 million, or $2.31 per share, for nine months 2014.

•	Operating shareholders' equity[1] per share and adjusted book value[1] per share reached new records of $41.87 and $59.97, respectively.

•	Third quarter 2015 share repurchases totaled $135 million, or 5.4 million shares.

•
By reaching agreements in early October with certain providers of representations and warranties (R&W), the Company has completed its direct pursuit of R&W claims in its insured residential mortgage-backed securities portfolio.

Hamilton, Bermuda, November 5, 2015 -- Assured Guaranty Ltd. (NYSE: AGO) (AGL and, together with its consolidated entities, Assured Guaranty or the Company) announced today its financial results for the three-month period ended September 30, 2015 (third quarter 2015).

Summary Financial Results
(in millions, except per share amounts)

	Quarter Ended
	September 30,
	2015	2014

Net income	$129	$355
Operating income[1]	164	177

Net income per diluted share	0.88	2.09
Operating income[1] per diluted share	1.12	1.05

Diluted shares[2]	146.5	169.7

PVP[1]	$41	$56
Gross par written	4,703	4,177

1 Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.
2 Diluted shares for generally accepted accounting principles (GAAP) net income and non-GAAP operating income were the same.

Summary Financial Results (continued)
(in millions, except per share amounts)

	As of
	September 30, 2015		December 31, 2014
	Amount	Per Share	Amount	Per Share

Shareholders' equity	$5,819	$40.72	$5,758	$36.37
Operating shareholders' equity[1]	5,984	41.87	5,933	37.48
Adjusted book value[1]	8,571	59.97	8,495	53.66

Common shares outstanding	142.9		158.3
________________________________________________

(1)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

“Assured Guaranty had a successful third quarter in 2015.  We continued to lead the U.S. municipal market in terms of both par and number of new issues insured.  We also repurchased 5.4 million shares and finished the quarter with a record adjusted book value per share just shy of $60,” said Dominic Frederico, President and CEO.

Third Quarter Results

GAAP Financial Information

Net income for third quarter 2015 was $129 million, compared with net income of $355 million for the three-month period ended September 30, 2014 (third quarter 2014). The decrease was primarily attributable to lower fair value gains on credit derivatives and financial guaranty variable interest entities (FG VIEs), as well as higher loss and loss adjustment expenses (LAE), offset in part by higher net earned premiums.

Fair value gains on credit derivatives were $86 million in third quarter 2015, mainly driven by gains upon termination of a life insurance securitization transaction. Fair value gains on credit derivatives in third quarter 2014 were $255 million due primarily to the negotiated termination of a credit derivative as part of an R&W settlement agreement. Except for credit impairment, the fair value adjustments on credit derivatives are non-economic adjustments that reverse to zero over the remaining term of the credit derivative portfolio.

Net change in fair value of FG VIEs was $2 million in third quarter 2015, compared with $50 million in third quarter 2014. The fair value gain in third quarter 2014 was due to price appreciation on FG VIE assets.

Loss and LAE was $112 million in third quarter 2015 due primarily to increased loss reserves on Puerto Rico exposures, while loss and LAE in third quarter 2014 was a benefit of $44 million due primarily to positive R&W developments.

Net earned premiums were $213 million in third quarter 2015, compared with $144 million in third quarter 2014. The increase is due primarily to higher accelerations and the acquisition of Radian Asset Assurance Inc. (Radian Asset).

Consolidated Statements of Operations (unaudited)
(in millions)

	Quarter Ended
	September 30,
	2015	2014
Revenues:
Net earned premiums	$213	$144
Net investment income	112	102
Net realized investment gains (losses)	(27)	(19)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	6	(14)
Net unrealized gains (losses)	80	269
Net change in fair value of credit derivatives	86	255
Fair value gains (losses) on committed capital securities (CCS)	(15)	4
Fair value gains (losses) on FG VIEs	2	50
Other income (loss)	(3)	(11)
Total revenues	368	525

Expenses:
Loss and LAE	112	(44)
Amortization of deferred acquisition costs	5	4
Interest expense	25	27
Other operating expenses	54	50
Total expenses	196	37

Income (loss) before income taxes	172	488
Provision (benefit) for income taxes	43	133
Net income (loss)	$129	$355

Economic Loss Development

Economic loss development in third quarter 2015 was a benefit of $3 million. Economic loss development in public finance of $91 million was mainly driven by changes in loss estimates on various Puerto Rico transactions, while the U.S. residential mortgage-backed securities (RMBS) and the other structured finance sectors generated a benefit in third quarter 2015.

The benefit for U.S. RMBS of $76 million reflects the acceleration of claim payments as a means of mitigating future losses on certain Alt-A transactions, and an R&W settlement agreement that resulted in the termination of certain below-investment-grade credit derivative transactions. By reaching agreements with certain R&W providers in early October, the Company has completed its direct pursuit of R&W claims. These benefits were partially offset by changes in liquidation rate assumptions and the effect of decreases in the risk-free rates used to discount long-dated losses during the quarter.

The benefit of $18 million in the other structured finance sector was attributable primarily to a commercial mortgage-backed security transaction acquired as part of the Radian Asset acquisition that was terminated.

Roll Forward of Net Expected Loss to be Paid (1)
(in millions)

	Net Expected Loss to be Paid (Recovered) as of June 30, 2015	Economic Loss Development/ (Benefit)	Losses (Paid)/ Recovered	Net Expected Loss to be Paid (Recovered) as of September 30, 2015

Public finance	$657	$91	$(18)	$730
U.S. RMBS:
Before R&W benefit	749	(77)	(139)	533
R&W benefit	(225)	1	26	(198)
U.S. RMBS	524	(76)	(113)	335
Other structured finance	329	(18)	(69)	242
Total	$1,510	$(3)	$(200)	$1,307
________________________________________________

(1)
Economic loss development represents the change in net expected loss to be paid attributable to the effects of changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts. Economic loss development is the principal measure that the Company uses to evaluate the loss experience in its insured portfolio. Expected loss to be paid includes all transactions insured by the Company, whether written in insurance or credit derivative form, regardless of the accounting model prescribed under GAAP.

New Business Production

New Business Production
(in millions)

	Quarter Ended September 30,
	2015		2014
	PVP(1)	Gross Par Written	PVP(1)	Gross Par Written

Public finance - U.S.	$41	$4,703	$51	$4,018
Public finance - non - U.S.	—	—	—	—
Structured finance - U.S.	0	—	1	9
Structured finance - non-U.S.	—	—	4	150
Total	$41	$4,703	$56	$4,177
________________________________________________

(1)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

Excluding business written in third quarter 2014 as part of the restructuring of Detroit's water and sewer revenue bonds, U.S. public finance PVP increased 71% compared with third quarter 2014. During third quarter 2015, Assured Guaranty once again guaranteed the majority of insured par issued. The average rating of new business written in the U.S. public finance sector in third quarter 2015 was A-, consistent with third quarter 2014.

Other Non-GAAP Financial Measures

Operating income was $164 million in third quarter 2015, compared with operating income of $177 million in third quarter 2014. The decrease in operating income was due primarily to higher expected losses on certain Puerto Rico exposures and lower R&W settlement benefits, partially offset by higher net earned premiums and higher net investment income. See "Explanation of Non-GAAP Financial Measures" below.

Total net earned premiums and credit derivative revenues in third quarter 2015 were $252 million, compared with $166 million in third quarter 2014. Accelerations of premium and credit derivative revenues were $105 million in third quarter 2015, compared with $36 million in third quarter 2014. Third quarter 2015 scheduled premium and credit derivative revenues also increased due primarily to the Radian Asset acquisition. On an operating income basis, credit derivative contracts and FG VIEs are accounted for as financial guaranty insurance.

Operating shareholders' equity per share and adjusted book value per share increased in third quarter 2015 due primarily to the Company's repurchase of its common shares, as discussed in greater detail below.

Common Share Repurchases

As of November 5, 2015, the Company's remaining share repurchase authorization was $143 million.

Summary of Share Repurchases
(in millions, except per share amounts)

	Amount	Number of Shares	Average Price Per Share

2013	$264	12.5	$21.12
2014	590	24.4	24.17
Nine months 2015	420	16.0	26.31
Cumulative as of September 30, 2015	1,274	52.9	24.09
Fourth quarter 2015 through November 5, 2015	48	1.7	27.16

As in the past, the Company's execution of its capital management strategy is contingent upon its available free cash and the capital position of the parent company, market conditions, the maintenance of its strong financial strength ratings and other factors. The repurchase program may be modified, extended or terminated by the board of directors at any time. It does not have an expiration date.

Consolidated Balance Sheets (unaudited)
(in millions)

	As of
	September 30, 2015	December 31, 2014
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,640	$10,491
Short-term investments, at fair value	522	767
Other invested assets	181	126
Total investment portfolio	11,343	11,384

Cash	66	75
Premiums receivable, net of commissions payable	676	729
Ceded unearned premium reserve	263	381
Deferred acquisition costs	118	121
Reinsurance recoverable on unpaid losses	89	78
Salvage and subrogation recoverable	135	151
Credit derivative assets	71	68
Deferred tax asset, net	426	260
FG VIE assets, at fair value	1,547	1,402
Other assets	300	276
Total assets	$15,034	$14,925

Liabilities and shareholders' equity
Liabilities
Unearned premium reserve	$4,112	$4,261
Loss and LAE reserve	1,007	799
Reinsurance balances payable, net	61	107
Long-term debt	1,306	1,303
Credit derivative liabilities	918	963
Current income tax payable	—	5
FG VIE liabilities with recourse, at fair value	1,315	1,277
FG VIE liabilities without recourse, at fair value	167	142
Other liabilities	329	310
Total liabilities	9,215	9,167

Shareholders' equity
Common stock	1	2
Additional paid-in capital	1,474	1,887
Retained earnings	4,066	3,494
Accumulated other comprehensive income	273	370
Deferred equity compensation	5	5
Total shareholders' equity	5,819	5,758
Total liabilities and shareholders' equity	$15,034	$14,925

Explanation of Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with GAAP. Management and the board of directors utilize non-GAAP financial measures in evaluating the Company's financial performance. By providing these non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to the same information that management reviews internally. In addition, Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results.

The following paragraphs and tables define each non-GAAP financial measure, describe why it is useful and provides reconciliations to the most comparable GAAP financial measure. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income

Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company's financial guaranty business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company's financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of the after-tax realized gains (losses) on the Company's investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

2)
Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3)
Elimination of the after-tax fair value gains (losses) on the Company's CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4)
Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)
Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Summary Reconciliation of
GAAP Net Income to Non-GAAP Operating Income (1)
(in millions)

	Quarter Ended
	September 30,
	2015	2014

Net income (loss)	$129	$355
Less after-tax adjustments:
Realized gains (losses) on investments	(22)	(10)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(3)	161
Fair value gains (losses) on CCS	(9)	3
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(7)	(13)
Effect of consolidating FG VIEs	6	37
Operating income	$164	$177
________________________________________________

(1)	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Detailed Reconciliation of GAAP Net Income
to Non-GAAP Operating Income (1)
(in millions, except per share amounts)

	Quarter Ended September 30, 2015			Quarter Ended September 30, 2014
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$213	$(6)	$219	$144	$(5)	$149
Net investment income	112	(2)	114	102	0	102
Net realized investment gains (losses)	(27)	(27)	0	(19)	(20)	1
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	6	6	—	(14)	(14)	—
Net unrealized gains (losses)	80	83	(3)	269	269	—
Credit derivative revenues	—	(33)	33	—	(17)	17
Net change in fair value of credit derivatives	86	56	30	255	238	17
Fair value gains (losses) on CCS	(15)	(15)	—	4	4	—
Fair value gains (losses) on FG VIEs	2	2	—	50	50	—
Other income (loss)	(3)	(9)	6	(11)	(16)	5
Total revenues	368	(1)	369	525	251	274

Expenses:
Loss and LAE:
Financial guaranty insurance	112	(10)	122	(44)	(15)	(29)
Credit derivatives	—	54	(54)	—	22	(22)
Amortization of deferred acquisition costs	5	—	5	4	—	4
Interest expense	25	—	25	27	—	27
Other operating expenses	54	0	54	50	—	50
Total expenses	196	44	152	37	7	30

Income (loss) before income taxes	172	(45)	217	488	244	244
Provision (benefit) for income taxes	43	(10)	53	133	66	67
Income (loss)	$129	$(35)	$164	$355	$178	$177

Diluted shares	146.5		146.5	169.7		169.7

Earnings per share, diluted	$0.88		$1.12	$2.09		$1.05
________________________________________________
(1) The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Non-GAAP Loss Expense

Loss Expense Included in
Non-GAAP Operating Income
(in millions)

	Quarter Ended
	September 30,
	2015	2014

GAAP losses	$112	$(44)
Loss and LAE (FG VIEs)(1)	10	15
Losses incurred (benefit) on credit derivatives (2)	(54)	(22)
Loss expense (benefit) included in non-GAAP operating income	$68	$(51)
________________________________________________

(1)	Represents loss and LAE that is eliminated for GAAP upon consolidation.

(2)	Represents a benefit on credit derivatives under a present value, probability-weighted insurance accounting model.

Adjusted Book Value and Operating Shareholders’ Equity

Management also uses adjusted book value to measure the intrinsic value of the Company, excluding franchise value. Growth in adjusted book value per share is one of the key financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Management believes that operating shareholders' equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic gain or loss. Many investors, analysts and financial news reporters use operating shareholders' equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buy or sell Assured Guaranty Ltd.'s common shares. Many of the Company's fixed income investors also use operating shareholders' equity to evaluate the Company's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is defined as shareholders' equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2)
Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

3)
Elimination of the after-tax fair value gains (losses) on the Company's CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4)
Elimination of the after-tax unrealized gains (losses) on the Company's investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company's in-force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders' equity, as defined above, further adjusted for the following:

1)	Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)	Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3)
Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net Present Value of Estimated Net Future Credit Derivative Revenue

Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of GAAP Shareholders' Equity to
Operating Shareholders' Equity (1) and Adjusted Book Value (1)
(in millions, except per share amounts)

	As of
	September 30, 2015	December 31, 2014

Shareholders' equity	$5,819	$5,758
Less after-tax adjustments:
Effect of consolidating FG VIEs	(38)	(44)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(448)	(527)
Fair value gains (losses) on CCS	30	23
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	291	373
Operating shareholders' equity	5,984	5,933
After-tax adjustments:
Less: Deferred acquisition costs	148	156
Plus: Net present value of estimated net future credit derivative revenue	148	109
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,587	2,609
Adjusted book value	$8,571	$8,495

Shares outstanding at the end of the period	142.9	158.3

Per share:
Shareholders' equity	$40.72	$36.37
Operating shareholders' equity	41.87	37.48
Adjusted book value	59.97	53.66
________________________________________________

(1)	The non-GAAP financial measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

PVP or Present Value of New Business Production

Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of PVP
to Gross Written Premiums (1)
(in millions)

	Quarter Ended
	September 30,
	2015	2014

Total PVP	$41	$56
Less: PVP of non-financial guaranty insurance	1	—
PVP of financial guaranty insurance	40	56
Less: Financial guaranty installment premium PVP	(1)	4
Total: Financial guaranty upfront gross written premiums	41	52
Plus: Installment gross written premiums and other GAAP adjustments(2)	(1)	(5)
Total gross written premiums	$40	$47
________________________________________________

(1)	The non-GAAP financial measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

(2)
Includes present value of new business on installment policies, gross written premiums adjustment on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Conference Call and Webcast Information

The Company will host a conference call for investors at 8:00 a.m. Eastern Time (9:00 a.m. Atlantic Time) on Friday, November 6, 2015. The conference call will be available via live and archived webcast in the Investor Information section of the Company's website at AssuredGuaranty.com or by dialing 1-877-281-1545 (in the U.S.) or 1-412-902-6609 (International). A replay of the call will be made available through February 6, 2016. To listen to the replay, dial 1-877-344-7529 (in the U.S.) or 1-412-317-0088 (International), passcode 10074896. The replay will be available one hour after the conference call ends.

Please refer to Assured Guaranty's September 30, 2015 Financial Supplement, which is posted on the Company's website at assuredguaranty.com/investor-information/by-company/assured-guaranty-ltd, for more information on the Company's financial guaranty portfolios, investment portfolio and other items. The Company is also posting on the same page of its website:

•	“Public Finance Transactions in 3Q 2015,” which lists the U.S. public finance new issues insured by the Company in third quarter 2015, and

•	“Structured Finance Transactions at September 30, 2015,” which lists the Company's structured finance exposure as of that date.

In addition, the Company is posting at assuredguaranty.com/presentations the “September 30, 2015 Equity Investor Presentation.” Furthermore, the Company's separate-company subsidiary financial supplements and its Fixed Income Presentation for the current quarter will be posted on the Company's website when available. Those documents will be furnished to the Securities and Exchange Commission in a Current Report on Form 8-K.

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Assured Guaranty Ltd. is a publicly traded (NYSE: AGO) Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets. More information on Assured Guaranty Ltd. and its subsidiaries can be found at AssuredGuaranty.com.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty's calculations of adjusted book value, PVP, net present value of estimated future installment premiums in force and total estimated net future premium earnings and statements regarding its capital position and demand for its insurance and other forward-looking statements could be affected by rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; increased competition, including from new entrants into the financial guaranty industry; rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty's investment portfolio and in collateral posted by and to Assured Guaranty; the inability of Assured Guaranty to access external sources of capital on acceptable terms; changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; changes in applicable accounting policies or practices; changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; difficulties with the execution of Assured Guaranty’s business strategy; loss of key personnel; the effects of mergers, acquisitions and divestitures; natural or man-made catastrophes; other risks and uncertainties that have not been identified at this time; management’s response to these factors; and other risk factors identified in AGL’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of November 5, 2015, and Assured Guaranty undertakes no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact Information

Robert Tucker
Managing Director, Investor Relations and Corporate Communications
212-339-0861
rtucker@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
212-408-6042
adurani@assuredguaranty.com